SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: July 20, 2004
                                  -----------
                       (Date of earliest event reported)


                              DATAMEG CORPORATION
                               ------------------
             (Exact name of registrant as specified in its charter)

NEW YORK                         000-12493                13-3134389
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(State or Other           (Commission File Number)       (IRS Employer
Jurisdiction of                                         Identification No.)
Corporation)


            9 West Broadway, Boston. MA                      02121
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      (Address of principal executive offices)              (Zip Code)



                  Registrant's telephone number (617) 451-3870


                                        N/A
                      ------------------------------------
        (Former name and former address, if changed since last report.)



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Item 5. Other Events.Item 5. Other Events.

DataMEG Corp (the "Company") issued a press release, dated July 20, 2004 entitled-Datameg Corp. Subsidiary North Electric Company, Inc., Tekno Telecom LLC Sign Joint Sales and Marketing Agreement. The press release is in its entirety below:


Press Release Source: Datameg Corp.

Datameg Corp. Subsidiary North Electric Company, Inc., Tekno Telecom LLC Sign Joint Sales and Marketing Agreement

Tuesday July 20, 9:55 am ET

RALEIGH, N.C., July 20 /PRNewswire-FirstCall/ -- Datameg Corp.'s (OTC Bulletin
Board: DTMG - News) wholly owned subsidiary, North Electric Company, Inc.
(NECI), and Tekno Telecom LLC signed a Joint Sales and Marketing Agreement. This Agreement facilitates the pairing of NECI's NAS-6131 Network Assurance System and Tekno Telecom's NetQuest family of SS7, ATM & IP Network Surveillance and CDR Generation systems which together will provide telecommunications network carriers and operators with a unique, comprehensive solution to their network performance and quality monitoring needs.

NECI's NAS-6131 is a network diagnostic system to actively establish, test and measure end-to-end calls for voice and packet quality in TDM, IP and converged networks for wire line, wireless, cable and next-generation carriers. Tekno Telecom LLC has numerous products that address these same networks and carriers but focus on data and information collected by monitoring various signaling channel aspects of these networks. The combination of the information collected by Tekno and NECI products provides a unique and comprehensive understanding of network performance and over all quality offered to the customer.

Dan Ference, President of NECI, stated, "We are extremely excited and pleased to have developed this relationship. Combining our products and expertise creates a very unique and powerful solution to address emerging next generation VoIP networks and customer needs. Our products are very complementary and having our products united with a successful industry-leader like Tekno Telecom places our products at the forefront of this fastest growing segment of the telecom market."

Tekno Telecom LLC's NetQuest family of SS7, ATM & IP Network Surveillance and CDR Generation systems provide for the surveillance, troubleshooting, data acquisition and CDR Generation of signaling information associated with telephone calls, as they transit both the traditional PSTN SS7-based networks and the VoIP Sigtran and IETF-based next generation networks.

Sam Galler, Vice President of Sales and Marketing for Tekno Telecom LLC, stated "By combining our ability to correlate, provide surveillance and globally trace calls as they transit these converged signaling networks with NECI's ability to provide the end-to-end voice quality measurements of these same calls, carriers now have a solution to truly manage their converged networks and ensure that a quality service is being provided to their customers. This is an excellent match of technologies and we are extremely pleased to have forged this relationship with NECI."

Tekno Telecom supplies turnkey SS7, IP, and ATM Network Monitoring and CDR Generation Systems (NetQuest) to provide solutions for Inter-Carrier Billing, Quality of Service, Fraud, Troubleshooting, Internet Telephony, Protocol Analysis, Billing Verification, Billing Validation, Revenue Assurance, Security, Surveillance, Maintenance, Traffic Capacity, Traffic Analysis, and AMA Auditing for the wire line, wireless and next generation telecom networks.

Tekno started in 1968 in the telecom sector and has installed over 10,000 systems worldwide. Migrating from call accounting systems to traffic management solutions to call completion systems, Tekno has been a pillar of telecom network management, maintenance, and revenue assurance solutions, focusing on high return on investment systems for wire line and wireless carriers.

For further information about this release and the corporate on goings at DTMG contact Rich Kaiser, Investor Relations, YES INTERNATIONAL #800-631-8127. Website references http://www.teknotelecom.com http://www.northelectriccompany.com.

Included in this release are forward-looking statements within the meaning of
Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. Although the Company believes such expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations reflected in such forward-looking statements will prove correct. The Company's actual results could differ materially from those anticipated in the forward-looking statements as a result of certain internal and external factors


SIGNATURE



Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAMEG CORP. (Registrant)

Date:July 20, 2004

 By: /s/ Andrew Benson
 ----------------------------
 Andrew Benson
 President and Sole Director
 (Principal executive and principal financial officer)